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Exhibit 10.3

MODIFICATION AGREEMENT

        THIS MODIFICATION AGREEMENT (this "Agreement"), dated as of July 22, 2005, to the Credit Agreement referenced below is by and among SABRE INC., a Delaware corporation (the "Borrower"), the lenders identified on the signature pages hereto (the "Accordion Lenders") and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

        WHEREAS, pursuant to that certain Credit Agreement, dated as of June 15, 2004 (as amended, restated, extended, supplemented or otherwise modified, the "Credit Agreement"), among the Borrower, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent, the Lenders have agreed to provide the Borrower with revolving credit and term loan facilities;

        WHEREAS, pursuant to the terms of Section 2.01(d) of the Credit Agreement, the Borrower has requested that each of the Accordion Lenders provide a new or increased Revolving Commitment under the Credit Agreement such that the Aggregate Revolving Committed Amount be increased from $300 million to $400 million; and

        WHEREAS, each of the Accordion Lenders has agreed to provide or increase its Revolving Commitment on the terms and conditions set forth herein and to be a "Lender" under the Credit Agreement in connection therewith;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     The Aggregate Revolving Committed Amount is increased by SIXTY MILLION DOLLARS ($60,000,000) to THREE HUNDRED SIXTY MILLION DOLLARS ($360,000,000) pursuant to this Agreement. Each of the Accordion Lenders hereby severally agrees to provide Revolving Commitments (including any existing Revolving Commitments under the Credit Agreement) in an amount up to its Revolving Committed Amount set forth on Schedule 2.01 attached hereto. The Revolving Commitment Percentages are revised as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

        2.     Each Accordion Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to be a Lender under the Credit Agreement.

        3.     The Borrower, the Administrative Agent, the L/C Issuer, the Swingline Lender and the Accordion Lenders agree that, as of the date hereof, each Accordion Lender shall (a) be a party to the Credit Agreement, (b) be a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

        4.     Conditions Precedent. This Agreement shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

          (a)   Executed Agreement. Counterparts of this Agreement duly executed by the Borrower, the Accordion Lenders and the Administrative Agent.

          (b)   Secretary's Certificate. A duly executed certificate of a Responsible Officer of the Borrower, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date of this Agreement:

            (i)    Charter Documents. Copies of its articles of incorporation, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation;

            (ii)   Bylaws. Copies of its bylaws;

            (iii)  Resolutions. Copies of its resolutions approving and adopting this Agreement, the transactions contemplated therein, and authorizing the execution and delivery hereof;

            (iv)  Incumbency. Incumbency certificates identifying the Responsible Officers of the Borrower who are authorized to execute this Agreement and related documents and to act on the Borrower's behalf in connection with this Agreement and the Credit Documents; and

            (v)   Good Standing Certificates. A certificate of good standing or the equivalent from its jurisdiction of incorporation and from each other jurisdiction where failure to be in good standing would reasonably be expected to have a Material Adverse Effect, in each case certified as of a recent date by the appropriate Governmental Authority.

          (c)   Legal Opinions. Opinions of legal counsel to the Borrower in form and substance acceptable to the Administrative Agent.

        For purposes of determining compliance with the conditions specified in this Section 3, each Accordion Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Accordion Lender, unless the Administrative Agent shall have received notice from such Accordion Lender prior to the effectiveness of this Agreement specifying its objection thereto.

        5.     Effectiveness of Agreement. Upon execution and delivery of this Agreement, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as specifically modified or amended hereby or otherwise agreed in writing, the Credit Agreement and the other Credit Documents (including, in each case, schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect according to its terms.

        6.     Representations and Warranties; Defaults. The Borrower hereby affirms the following:

          (a)   all necessary action to authorize the execution, delivery and performance of this Agreement has been taken;

          (b)   after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

          (c)   before and after giving effect to this Agreement, no Default or Event of Default shall exist.

        7.     Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

        8.     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery and enforcement of this Agreement, including the reasonable fees and expenses of Moore & Van Allen PLLC.

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        9.     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered.

        10.   Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

BORROWER:	SABRE INC.
By:
Name: Title:
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name: Title:
LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swingline Lender and as a Lender
By:
Name: Title:
CITIBANK, N.A., as a Lender
By:
Name: Title:
SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:
Name: Title:
JPMORGAN CHASE BANK, N.A. as a Lender
By:
Name: Title:
THE BANK OF NEW YORK, as a Lender
By:
Name: Title:

COMERICA BANK, as a Lender
By:
Name: Title:

Schedule 2.01

LENDERS AND COMMITMENTS

Revolving Lender	Revolving Commitments Before Giving Effect to the Modification Agreement	Additional Revolving Commitments Provided Under Section 2.01(d)	Aggregate Revolving Commitments After Giving Effect to the Modification Agreement	Revolving Commitment Percentage (as Revised)
Bank of America, N.A.	$50,000,000.00	$10,000,000	$60,000,000.00	16.6666666667%
JPMorgan Chase Bank, N.A.	$45,000,000.00	$15,000,000.00	$60,000,000.00	16.6666666667%
Sumitomo Mitsui Banking Corporation	$45,000,000.00	$15,000,000.00	$60,000,000.00	16.6666666667%
UFJ Bank Limited	$50,000,000.00	$0.00	$50,000,000.00	13.8888888889%
Citibank, N.A.	$30,000,000.00	$10,000,000.00	$40,000,000.00	11.1111111111%
Amegy Bank National Association	$20,000,000.00	$0.00	$20,000,000.00	5.5555555555%
The Bank of New York	$15,000,000.00	$5,000,000.00	$20,000,000.00	5.5555555555%
Comerica Bank	$15,000,000.00	$5,000,000.00	$20,000,000.00	5.5555555555%
Banco Nazionale del Lavoro SpA, New York Branch	$15,000,000.00	$0.00	$15,000,000.00	4.1666666667%
College Street Investors	$15,000,000.00	$0.00	$15,000,000.00	4.1666666667%
	$300,000,000	$60,000,000	$360,000,000	100.0000000000%

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  Exhibit 10.3
MODIFICATION AGREEMENT
Schedule 2.01
LENDERS AND COMMITMENTS